Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AtriCure, Inc. (Company) on Form 10-Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (Report), I, M. Andrew Wade, Vice President and Chief Financial Officer and Principal Accounting and Financial Officer of the Company, certify, pursuant to Rule 13a–14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2018

By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to AtriCure, Inc. and will be retained by AtriCure, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the report or as a separate disclosure document.